As filed with the Securities and Exchange Commission on June 12, 2015

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIBBETT SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8159608
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2700 Milan Court
Birmingham, Alabama	35211
(Address of Principal Executive Offices)	(Zip Code)

2015 EQUITY INCENTIVE PLAN
2015 EMPLOYEE STOCK PURCHASE PLAN
2015 DIRECTOR DEFERRED COMPENSATION PLAN
(Full title of the plans)

Jeffry O. Rosenthal
Chief Executive Officer and President
Hibbett Sports, Inc.
2700 Milan Court
Birmingham, Alabama 35211
(Name and address of agent for service)

(205) 942-4292
(Telephone number, including area code, of agent for service)
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □
___________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.01 par value:
2015 Equity Incentive Plan	1,000,000	$47.55	$47,550,000	$5,525
2015 Employee Stock Purchase Plan	300,000	$47.55	$14,265,000	$1,658
2015 Director Deferred Compensation Plan	150,000	$47.55	$7,132,500	$829

(1)	This Registration Statement covers, in addition to the number of shares of the Registrant's Common Stock, $0.01 par value per share, stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the plans set forth above as a result of one or more adjustments under such plans to prevent dilution resulting from one or more stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee.

(3)	Pursuant to Securities Act Rules 457(c) and (h), the registration fee is based on the average of the high ($47.88) and low ($47.21) price per share of Common Stock reported on the Nasdaq Global Select Market on June 8, 2015.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Hibbett Sports, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") to register shares of Common Stock, $.01 par value (the "Common Stock"), to be offered and sold pursuant to the Company's 2015 Equity Incentive Plan, the 2015 Employee Stock Purchase Plan and the 2015 Director Deferred Compensation Plan (together, the "Plans").  The Plans were approved by the Company's stockholders on May 28, 2015 and become effective July 1, 2015.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this Registration Statement.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference herein:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed March 31, 2015;

(b)
The portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 28, 2015 that have been incorporated by reference into the Form 10-K for the fiscal year ended January 31, 2015;

(c)	The Registrant's Quarterly Report on Form 10-Q for the period ended May 2, 2015, filed June 8, 2015;

(d)	The Registrant's Current Report on Form 8-K filed with the Commission on May 29, 2015; and

(e)	The description of the Registrant's Common Stock as set forth in Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed with the Commission on September 26, 2007.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Williams Mullen, counsel to the Registrant, has rendered its opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Company's 2015 Equity Incentive Plan, 2015 Employee Stock Purchase Plan and 2015 Director Deferred Compensation Plan, respectively, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.  Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and judicial approval is required prior to indemnification if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred in connection with such defense.

The Bylaws of the Registrant provide that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Delaware law.  The right to indemnification conferred by the Registrant's Bylaws also includes the right to be paid by the Registrant the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.  In addition, the Registrant may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Registrant to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index, which immediately follows the signature pages hereto.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned  Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June, 2015.

HIBBETT SPORTS, INC.

By:	/s/ Scott J. Bowman*
Scott J. Bowman
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffry O. Rosenthal*	Chief Executive Officer and	June 12, 2015
Jeffry O. Rosenthal	President (Principal Executive Officer)

/s/ Scott J. Bowman*	Senior Vice President and	June 12, 2015
Scott J. Bowman	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael J. Newsome*	Chairman of the Board	June 12, 2015
Michael J. Newsome

/s/ Alton E. Yother*	Lead Director	June 12, 2015
Alton E. Yother

/s/ Jane F. Aggers*	Director	June 12, 2015
Jane F. Aggers

/s/ Anthony F. Crudele*	Director	June 12, 2015
Anthony F. Crudele

/s/ Terrance G. Finley*	Director	June 12, 2015
Terrance G. Finley

/s/ Albert C. Johnson*	Director	June 12, 2015
Albert C. Johnson

/s/ Carl Kirkland*	Director	June 12, 2015
Carl Kirkland

/s/ Ralph T. Parks*	Director	June 12, 2015
Ralph T. Parks

/s/ Thomas A. Saunders III*	Director	June 12, 2015
Thomas A. Saunders, III

 __________________

*
Elaine V. Rodgers, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.

Date: June 12, 2015	/s/ Elaine V. Rodgers
Elaine V. Rodgers
Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description

*3.1	Certificate of Incorporation of the Company; incorporated herein by reference to Exhibit 3.1 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 31, 2012.
*3.2	Bylaws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.2 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 31, 2012.
*4.1	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on September 26, 2007.
*10.1	Hibbett Sports, Inc. 2015 Equity Incentive Plan, incorporated herein by reference to Appendix A to the Registrant's definitive Proxy Statement filed with the Commission on April 23, 2015.
*10.2	Hibbett Sports, Inc. 2015 Employee Stock Purchase Plan, incorporated herein by reference to Appendix B to the Registrant's definitive Proxy Statement filed with the Commission on April 23, 2015.
*10.3
Hibbett Sports, Inc. 2015 Director Deferred Compensation Plan, incorporated herein by reference to Appendix C to the Registrant's definitive Proxy Statement filed with the Commission on April 23, 2015.

**5.1	Opinion of Williams Mullen.
**23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
**23.2	Consent of Williams Mullen (included in Exhibit 5.1).
**24.1	Powers of Attorney.
________________

*	Previously filed.
**	Filed herewith.